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EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Jacor
Communications, Inc./Information Statement of Secret Communications Limited Partnership.

                                                               ERNST & YOUNG LLP

Los Angeles, California
July 18, 1997